UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      October 21, 2004 (October 19, 2004)
               Date of Report (Date of Earliest Event Reported)


                          CAESARS ENTERTAINMENT, INC.
              (Exact name of Registrant as Specified in Charter)


         Delaware                     1-14573                 88-0400631
------------------------------    ------------------     --------------------
(State or Other Jurisdiction         (Commission         (IRS Employer
of Incorporation)                    File Number)        Identification No.)


         3930 Howard Hughes Parkway
              Las Vegas, Nevada                                 89109
---------------------------------------------          -----------------------
(Address of Principal Executive Offices)                    (Zip Code)


      Registrant's telephone number, including area code: (702) 699-5000


                                      N/A
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.


         On October 19, 2004, the Registrant, Harrah's Entertainment, Inc. ("Harrah's") and Wallace R. Barr, President, Chief Executive Officer and member of the Board of Directors of the Registrant, executed a letter agreement providing that, in the event Mr. Barr's employment is terminated following a change of control by the Registrant (or its successor) without cause or by Mr. Barr for Good Reason (as defined in his employment agreement), he will generally be entitled to received the compensation and benefits pursuant to his employment agreement rather than pursuant to his change of control agreement. Such compensation and benefits include: (i) a lump-sum cash payment equal to 2.99 times the sum of his base salary and the greater of his annual bonus in respect of fiscal 2003 or 2004; (ii) a lump-sum cash payment representing his accrued obligations; (iii) payment of brokerage commission and, in certain circumstances, payment equal to the fair market value of his Las Vegas, Nevada residence; (iv) continued benefits through March 31, 2006;
(v) continued lifetime health, medical, prescription and dental benefits for Mr. Barr and his family; (vi) indemnification coverage and insurance benefits for three years; (vii) a fully-vested supplemental benefit (as described in his employment agreement) and (viii) a gross-up payment, if necessary. The letter of understanding also provides for a one-year non-competition restrictive covenant in respect to certain enumerated gaming companies and their affiliates.

         On October 19, 2004, the Registrant, Harrah's and Bernard E. DeLury, Jr., Executive Vice President, Secretary and General Counsel of the Registrant, executed a letter agreement stating that, in the event Mr. DeLury's employment is terminated following a change of control by the Registrant (or its successor) without cause or by Mr. DeLury for Good Reason (as defined in his change of control agreement), he will generally be entitled to received the compensation and benefits pursuant to his change of control agreement rather than pursuant to his employment agreement. Such compensation and benefits include: (i) a lump-sum cash payment equal to the sum of 3 times his base salary plus 2 times his annual bonus in respect of fiscal 2004; (ii) a lump-sum cash payment representing a pro-rata bonus for the year of termination; (iii) a lump-sum cash payment representing the accrued obligations; (iv) continued health and life insurance benefits for three years following the change of control date; (v) a lump-sum cash payment equal to the amount which Caesars would have credited to his account under the deferred compensation plan from the date of termination through the date that is three years following the change of control date if he had deferred the average amount deferred in the prior 12 months; and (vi) a gross-up payment, if necessary. The letter of understanding also provides for a one-year non-competition restrictive covenant in respect to certain enumerated gaming companies and their affiliates.

         On October 19, 2004, the Registrant and Clive S. Cummis, member of the Board of Directors of the Registrant, executed an agreement to extend Mr. Cummis' transition agreement, dated December 31, 2001, until the earlier of December 31, 2005 and 180 days after completion of the merger (the "Merger") of the Registrant into Harrah's Operating Company pursuant to that certain merger agreement by and among the Registrant, Harrah's and Harrah's Operating Company, dated July 14, 2004 (the "Merger Agreement"). Mr. Cummis' transition agreement was originally scheduled to expire on December 31, 2004. Pursuant to the terms of the Merger Agreement, Harrah's has consented to such amendment to Mr. Cummis' transition agreement.

         On October 20, 2004, the Registrant and Wesley D. Allison, Senior Vice President and Controller of the Registrant, entered into an amendment to the employment agreement between Mr. Allison and the Registrant, dated May 17, 2004. The amendment states that, in addition to his duties as Senior Vice President and Controller, Mr. Allison will serve as Interim Chief Financial Officer until a new Chief Financial Offer is appointed. In addition, the amendment sets Mr. Allison's base salary as $500,000 and provides that he will be eligible to participate in the Registrant's bonus programs, with a target bonus opportunity of 100% of his base salary, with the proviso that except with respect to his bonus for 2005, any bonus will be determined at the Registrant's discretion.

         On October 19, 2004 the Registrant and Harrah's approved a formal bonus policy regarding bonuses in respect of fiscal 2005 and a retention bonus program. In general, if the completion of the Merger occurs on or prior to June 30, 2005, bonuses will be paid out at 50% of target levels and if the completion of the Merger occurs on or after July 1, 2005, bonuses will be paid out at 100% of target levels. For individuals who are principally employed at a property which the Registrant sells during fiscal 2005 prior to the completion of the Merger, bonuses will be paid out at 50% of target levels if the sale of the property occurs on or prior to June 30, 2005 and at 100% of target levels if the sale occurs on or after July 1, 2005. In the event the Merger is terminated, bonuses will be paid at 100% of target levels and the timing of the payments will be according to past practice. Should the employment of Mr. Barr, Mr. DeLury or Mr. Allison terminate in 2005 under circumstances qualifying him for pro rata bonus payments under the terms of the applicable employment or change of control agreement, he will be entitled to the greater of (i) the pro rata bonus payments pursuant to the applicable employment or change of control agreement or (ii) the bonus payable pursuant to the fiscal 2005 bonus program described in this paragraph. Additionally, "stay bonuses" aggregating approximately $19 million will be paid to select employees who are critical to the continued operation of the Registrant through the completion of the Merger. The bonuses will become payable either at completion of the Merger or on the date the Merger has been terminated, provided in either case that the employee has remained in employment with the Registrant to the applicable date. No non-employee directors are eligible to receive a stay bonus.

Item 9.01         Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit No.      Description

99.1 Letter Agreement, executed on October 19, 2004, between the Registrant, Harrah's Entertainment, Inc. and Wallace R. Barr.

99.2 Letter Agreement, executed on October 19, 2004, between the Registrant, Harrah's Entertainment, Inc. and Bernard E. DeLury, Jr.

99.3 Letter Agreement, executed on October 19, 2004, between the Registrant and Clive S. Cummis.

99.4 Employment Agreement, entered into as of May 17, 2004, between the Registrant and Wesley D. Allison.

99.5 Letter Agreement, entered into as of July 1, 2004, between the Registrant and Wesley D. Allison.

99.6 Amended Employment Agreement, entered into as of October 20, 2004, between the Registrant and Wesley D. Allison.

99.7             Registrant Bonus Policy, approved on October 19, 2004.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CAESARS ENTERTAINMENT, INC.


                                         By: /s/ Wesley D. Allison
                                             ------------------------------
                                             Name:   Wesley D. Allison
                                             Title:  Senior Vice President,
                                                     Controller and Interim
                                                     Chief Financial Officer


Dated: October 21, 2004

                                 EXHIBIT INDEX

Exhibit No.  Description

99.1 Letter Agreement, executed on October 19, 2004, between the Registrant, Harrah's Entertainment, Inc. and Wallace R. Barr.


99.2 Letter Agreement, executed on October 19, 2004, between the Registrant, Harrah's Entertainment, Inc. and Bernard E. DeLury, Jr.


99.3 Letter Agreement, executed on October 19, 2004, between the Registrant and Clive S. Cummis.

99.4 Employment Agreement, entered into as of May 17, 2004, between the Registrant and Wesley D. Allison.

99.5 Letter Agreement, entered into as of July 1, 2004, between the Registrant and Wesley D. Allison.

99.6 Amended Employment Agreement, entered into as of October 20, 2004, between the Registrant and Wesley D. Allison.

99.7         Registrant Bonus Policy, approved on October 19, 2004.